Exhibit 1

JOINT FILING AGREEMENT

February 12, 2015

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the foregoing Schedule 13G dated February 12, 2015 (the “Schedule”), relating to the common shares of Overstock.com, Inc. (“Common Shares”), is being filed with the Securities and Exchange Commission on behalf of each of them.

The undersigned hereby further agree to prepare jointly and to file timely (or otherwise to deliver, as appropriate) all amendments to the Schedule (“13G filings”) with respect to their respective ownership of Common Shares, and each of them mutually covenants to the others that they will fully cooperate with each other in the preparation and timely filing of all such 13G filings.

This Joint Filing Agreement may be signed in one or more counterparts.

IN WITNESS WHEREOF, the parties hereto have executed this Joint Filing Agreement as of the date first written above.

Dorothy M. Byrne 2012 GRAT No. 1

By:	/s/ Robert Snyder
	Name:	Robert Snyder
	Title:	Co-trustee

By:	/s/ Daniel Mosley
	Name:	Daniel Mosley
	Title:	Co-trustee

Dorothy M. Byrne 2012 GRAT No. 2

By:	/s/ Robert Snyder
	Name:	Robert Snyder
	Title:	Co-trustee

By:	/s/ Daniel Mosley
	Name:	Daniel Mosley
	Title:	Co-trustee

Dorothy M. Byrne 2013 GRAT No. 1

By:	/s/ Robert Snyder
	Name:	Robert Snyder
	Title:	Co-trustee

By:	/s/ Daniel Mosley
	Name:	Daniel Mosley
	Title:	Co-trustee

Dorothy M. Byrne 2014 GRAT No. 3

By:	/s/ Robert Snyder
	Name:	Robert Snyder
	Title:	Co-trustee

By:	/s/ Daniel Mosley
	Name:	Daniel Mosley
	Title:	Co-trustee

The Dorothy M. Byrne Revocable Trust

By:	/s/ Robert Snyder
	Name:	Robert Snyder
	Title:	Co-trustee

By:	/s/ Daniel Mosley
	Name:	Daniel Mosley
	Title:	Co-trustee

/s/ Robert Snyder
Robert Snyder

/s/ Daniel Mosley
Daniel Mosley